Exhibit 99.1

Skyline Bankshares, Inc.

announces acquisition of Johnson County Bank

Company Release – 04/17/2024 8:00 AM EST

FLOYD, VA. and MOUNTAIN CITY, TN, April 17, 2024 /GLOBE NEWSWIRE/ -- Skyline Bankshares, Inc. (“Skyline”) (OTCQX: SLBK), the holding company of Skyline National Bank, and Johnson County Bank announced today that they have entered into a definitive agreement to combine their companies. Under the terms of the agreement, Johnson County Bank will merge with and into Skyline National Bank in an all cash transaction valued at $25.0 million.

The combined organization is expected to have 28 banking locations, assets of nearly $1.2 billion, deposits of over $1.0 billion and shareholders’ equity of approximately $89.1 million at closing.

"We are happy to announce our entrance into Tennessee through this partnership with Johnson County Bank. This strategic move is not only rooted in our shared values but also aligns with our growth objectives, presenting an exceptional opportunity to enhance our service to the local communities. We are excited to bring our commitment to excellence and dedication to the businesses and people of Johnson County, Tennessee. Together, we look forward to creating a positive impact in Tennessee while continuing to offer an unmatched customer experience in our existing markets,” said Blake Edwards, President and CEO of Skyline.

Christopher Reece, CEO of Johnson County Bank, said this about the opportunity: "We are thrilled to announce our decision to join forces with Skyline. As a local community bank focused on the markets in which we operate, we have always prioritized values that align closely with those of Skyline. This strategic move allows us to offer our customers an even wider array of products and services, ensuring that their needs are met comprehensively. We believe that this partnership is a good fit not only for our customers but also for our dedicated employees and the communities we proudly serve. Together, we look forward to serving the Johnson County area.”

According to the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, the transaction is expected to be immediately accretive to Skyline's estimated earnings before one-time costs, with an expected tangible book value earnback of less than 2.5 years, and an internal rate of return expected to exceed internal thresholds. Furthermore, one Johnson County Bank director, Christopher Reece, will be invited to join the Skyline Board of Directors.

The combination is subject to approval by Johnson County Bank's shareholders, banking regulators and other customary closing conditions. The transaction is expected to be completed during the second half of 2024.

Raymond James & Associates, Inc. acted as financial advisor and has provided a fairness opinion to Skyline, and Williams Mullen acted as its legal advisor in the transaction. Olsen Palmer LLC acted as financial advisor to Johnson County Bank and Luse Gorman, PC acted as its legal advisor in the transaction.

About Skyline Bankshares, Inc.

Skyline Bankshares, Inc., the parent of Skyline National Bank headquartered in Floyd, Virginia, operates 27 branches in Southwestern Virginia and Northwestern North Carolina. Skyline Bank provides a highly competitive suite of personal and business banking products and services to customers. As of December 31, 2023, Skyline had $1.0 billion in total assets, $818 million in gross loans, and $929 million in total deposits.

About Johnson County Bank

Johnson County Bank headquartered in Mountain City, Tennessee, operates one full-service branch. Founded in 1975, Johnson County Bank is currently only one of three banks in Mountain City, Tennessee. Johnson County Bank has a strong low-cost core deposit base, and its loan composition is 89% real estate focused, including 4.1% commercial real estate, 66.7% 1-4 family, and 7.8% multifamily loans. As of December 31, 2023, Johnson County Bank had $152 million in total assets, $83 million in gross loans, and $120 million in total deposits.

Additional Information and Where to Find It

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Johnson County Bank will mail a proxy statement, when available, to its shareholders in connection with their vote on the proposed merger. Investors and security holders are urged to read the proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed merger.

You may obtain free copies of documents regarding the proposed merger by directing a request by telephone or mail to Jonson County Bank, 241 West Main Street, Mountain City, TN 37683; (423) 727-7701.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Skyline and Johnson County Bank intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Skyline and Johnson County Bank, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The companies' respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Skyline and Johnson County Bank and their respective subsidiaries include, but are not limited to the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Skyline’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2023. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Skyline and Johnson County Bank assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

For more information contact:

Skyline Bankshares, Inc.

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

Johnson County Bank

Chris Reece, CEO – (423) 727-7701